UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: November 28, 2006

(Date of earliest event reported)

HEARTLAND, INC.

(Exact name of registrant as specified in its charter)

Maryland --------------------------------	000-27045 --------------------------------	36-4286069 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

982 Airport Road, Suite A

Destin, Florida 32541

(Address of principal executive offices) (Zip Code)

850-837-0025

(Registrant’s telephone no., including area code)

------------------------------------------

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a Special Meeting of the Board of Directors of the Registrant held this 28th day of November, 2006 the Registrant appointed Robert Cox as its Chief Executive Officer replacing Trent Sommerville who will remain as its Chairman of the Boards along with Jerry Gruenbaum, Dr. Kenneth B. Farris and Thomas C. miller.

Prior to joining Heartland, Mr. Cox was the former Chief Executive Officer and Director of instaCare whom he joined in 2001, a company that developed products that offered solutions for medical care and management by providing physicians with essential information at the point of care. Prior to that, Mr. Cox worked for ten years at Tower Realty Trust, Inc., a publicly traded Real Estate Investment Trust ("REIT") previously known as Feldman Equities, where he served as Chief Executive Officer, President and Director, and before that as its Executive Vice President and Chief Operating Officer for two years before they became public. From March 1987 to March 1995, Mr. Cox served as Tower’s vice president of development and construction, responsible for supervising all of the company’s capitalization and development projects. Mr. Cox is a graduate of Florida State University.

SECTION 8 - OTHER EVENTS

Item 8.01	Other Events.

At a Special Meeting of the Board of Directors of the Registrant held on the 20th day of November, 2006 the Registrant changed its corporate headquarters from 25 Mound Park Drive, Springboro, Ohio to 982 Airport Road, Suite A, Destin, Florida 32541 where the Registrant’s new President and its Chairman of the Board are located.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

(Registrant)

Date: November 28, 2006	By: /s/ ROBERT COX

Robert Cox

Chief Executive Officer

(Duly Authorized Officer)

Date: November 28, 2006	By: /s/ JERRY GRUENBAUM

Jerry Gruenbaum

Secretary and

Chief Financial Officer

(Principal Financial

and Accounting Officer)